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                                                                   Exhibit 10.43

                             AMENDMENT
                             TO
                             STOCKHOLDERS AGREEMENT

This Amendment to Stockholders Agreement (this "Amendment"), is entered into as of this 3rd day of July, 1996, by and among Celadon Group, Inc., a Delaware corporation ("Company"), Leonard R. Bennett ("Bennett"), Stephen Russell ("Russell"), and Hanseatic Corporation, a New York corporation ("Hanseatic").

W I T N E S S E T H:

WHEREAS, the Company, Bennett, Russell and Hanseatic are parties to that certain Stockholders Agreement, dated as of October 8, 1992 (the "Stockholders Agreement");

WHEREAS, Bennett is entering into a Stock Purchase Agreement, dated of even date herewith (the "Stock Purchase Agreement"), with Peter Bennett, Russell, individually and as agent, and Hanseatic, individually and as agent; and

WHEREAS, it is a condition to the consummation of the transactions contemplated by the Stock Purchase Agreement that Bennett, the Company, Russell and Hanseatic enter into this Amendment, upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in furtherance of the Stock Purchase Agreement and the consummation of the transactions contemplated thereby and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Capitalized terms used in this Amendment which are not otherwise defined herein shall have the meanings given to such terms in the Stockholders Agreement.

SECTION 2. The Stockholders Agreement shall be terminated with respect to Bennett and the terms and provisions thereof relating to Bennett shall be null and void and of no further effect effective as of the date hereof. Effective as of the date hereof, Bennett shall no longer be a party to the Stockholders Agreement and all references to "Bennett" shall be deleted and Bennett shall no longer be a Stockholder (as each term is defined in the Stockholders Agreement) under the Stockholders Agreement.

SECTION 3. References. All references in the Stockholders Agreement to "this Agreement" shall mean the Stockholders Agreement as amended by this Amendment.

SECTION 4.  Amendments.

(a) From and after the date hereof, each and every reference in the Stockholders Agreement to the "the Purchaser" shall be deemed to be a reference to "Hanseatic".

(b) Article I of the Stockholders Agreement shall be amended in its entirety to read as follows:

ARTICLE I

BOARD OF DIRECTORS



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The Corporation shall use its best efforts to take all such action as may be necessary so that its Board of Directors shall, from and after the date hereof and until the Expiration Date (as hereinafter defined), at all times include one member who shall be selected by Russell and one member who shall be selected by Hanseatic, each reasonably satisfactory to the Corporation (and any successor or successors to each such member who shall be reasonably satisfactory to the Corporation), including, without limitation, the nomination and recommendation for election and re-election, as the case may be, of such designees (and any such successor or successors); and each of Russell and Hanseatic agrees that he or it will vote all shares of Common Stock beneficially owned by him or it in favor of a Board of Directors that shall include such designees (and any such successor or successors), and take all such other action as may be necessary so that the Board of Directors of the Corporation shall be constituted as aforesaid; provided, however, that in the event of the death of Russell, the foregoing commitment contained in this sentence shall extend to such person (reasonably satisfactory to the Corporation) as shall be selected by the holder or holders of a majority of the shares of Common Stock held by Russell on the date hereof (reasonably satisfactory to the Corporation), unless Hanseatic shall be reasonably uncertain as to the identity of such holder or holders. For purposes hereof, the "Expiration Date" shall mean the date on which either Russell or Hanseatic, and their respective heirs, successors, personal or legal representatives, and assigns, shall beneficially own less than five per cent of the outstanding shares of Common Stock.

SECTION 5. Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to the principles thereof relating to conflict of laws.

SECTION 6. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

SECTION 7. No Other Amendments. Except as expressly amended hereby, the terms and conditions of the Stockholders Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment as of the date first written above.

CELADON GROUP, INC.


By: /s/ Stephen Russell
Name:  Stephen Russell
Title: Chairman

HANSEATIC CORPORATION


By: /s/ Paul A. Biddelman
Name:
Title:


/s/ Leonard Bennett
Leonard Bennett


/s/ Stephen Russell
Stephen Russell



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